                As filed with the Securities and Exchange Commission on March 9, 2012

                                                                      Registration No. 333-

_____________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_________________________________________

Humana Inc.
(Exact name of registrant as specified in its charter)
_________________________________________

Delaware	6324	61-0647538
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

500 West Main Street
Louisville, Kentucky 40202
(502) 580-1000
(Address and telephone number of principal executive offices)
_________________________________________

Christopher M. Todoroff
Senior Vice President and General Counsel
Humana Inc.
500 West Main Street
Louisville, Kentucky 40202
(502) 580-1000
(Name, address, and telephone number of agent for service)

_________________________________________

Copies to:

Jeffrey Bagner Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Michael D. Nathan Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000
_________________________________________

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X] Accelerated filer [  ]

Non-accelerated filer   [  ]  (Do not check if a smaller reporting company)Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities (3)	-	-	-	$0
Preferred Stock (3)	-	-	-	$0
Depositary Shares (3) (4)	-	-	-	$0
Common Stock, par value $.16-2/3 per share (3)	-	-	-	$0
Securities Warrants (3)	-	-	-	$0
Total	-	-	-	$0

(1)	We will determine the proposed maximum offering price per unit from time to time in connection with issuances of securities registered under this registration statement.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”

(3)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.  Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.

(4)
Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

Prospectus

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Securities Warrants

We may offer and sell, from time to time, in one or more offerings, any combination of the securities we describe in this prospectus.

We will provide the specific terms of these securities in supplements to this prospectus.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference before you make your investment decision.

Our common stock is quoted on the New York Stock Exchange under the symbol “HUM.”  If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks.  See “Risk Factors” on page 2 of this prospectus.  You should also consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2012.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	3
WHERE YOU CAN FIND ADDITIONAL INFORMATION	5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	6
OUR COMPANY	7
USE OF PROCEEDS	8
DESCRIPTION OF THE SECURITIES WE MAY ISSUE	9
DESCRIPTION OF THE DEBT SECURITIES	13
DESCRIPTION OF THE PREFERRED STOCK AND THE DEPOSITARY SHARES REPRESENTING FRACTIONAL SHARES OF PREFERRED STOCK	16
DESCRIPTION OF THE COMMON STOCK	18
DESCRIPTION OF THE SECURITIES WARRANTS	19
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22

_________________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC's “shelf” registration rules.  Under the shelf registration rules, using this prospectus, together with any prospectus supplement, we may sell from time to time, in one or more offerings, any of the securities described in this prospectus.

In this prospectus “we,” “us,” “our” and “Humana” refer to Humana Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

This prospectus provides you with a general description of the securities we may sell.  Each time we sell securities under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find Additional Information” before making an investment decision.  You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in our securities involves risks.  You should carefully consider the risks set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our subsequent Quarterly Reports on Form 10−Q incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities.  See “Incorporation of Certain Documents by Reference” below.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference may include both historical and forward-looking statements. These forward-looking statements are made within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. When used in this prospectus, any prospectus supplement and any documents we incorporate by reference, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events, trends and uncertainties. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including the information set forth under “Risk Factors” in documents incorporated by reference in this prospectus and any applicable prospectus supplement.

Some of the risks which may be relevant to us could include:

•
If we do not design and price our products properly and competitively, if the premiums we charge are insufficient to cover the cost of health care services delivered to our members, or if our estimates of benefit expenses are inadequate, our profitability could be materially adversely affected. We estimate the costs of our benefit expense payments, and design and price our products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.

•
If we fail to effectively implement our operational and strategic initiatives, including our Medicare initiatives, our business may be materially adversely affected, which is of particular importance given the concentration of our revenues in the Medicare business.

•
If we fail to properly maintain the integrity of our data, to strategically implement new information systems, to protect our proprietary rights to our systems, or to defend against cyber-security attacks, our business may be materially adversely affected.

•	Our business may be materially adversely impacted by CMS’s adoption of the new coding set for diagnoses.

•
We are involved in various legal actions and governmental and internal investigations, including without limitation, an ongoing internal investigation and litigation and government requests for information related to certain aspects of our Florida subsidiary operations, the outcome of any of which could result in substantial monetary damages, penalties, fines or other sanctions. Increased litigation or regulatory action and any related negative publicity could increase our cost of doing business.

•	As a government contractor, we are exposed to risks that may materially adversely affect our business or our willingness or ability to participate in government health care programs.

•
Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on our results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting our ability to expand into new markets, increasing our medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products (and particularly how the ratio may apply to Medicare plans), lowering our Medicare payment rates and increasing our expenses associated with a non-deductible federal premium tax and other assessments; financial position, including our ability to maintain the value of our goodwill; and cash flows. In addition, if the new non-deductible federal premium tax and other assessments, including a three-year commercial reinsurance fee, were imposed as enacted, and if we are unable to adjust our business model to address these new taxes and assessments, such as through the reduction of our operating costs, there can be no assurance that the non-deductible federal premium tax and other assessments would not have a material adverse effect on our results of operations, financial position, and cash flows.

•
Our business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application, could increase our cost of doing business and may adversely affect our business, profitability, financial condition, and cash flows.

•	Any failure to manage administrative costs could hamper our profitability.

•	Any failure by us to manage acquisitions and other significant transactions successfully may have a material adverse effect on our results of operations, financial position, and cash flows.

•	If we fail to develop and maintain satisfactory relationships with the providers of care to our members, our business may be adversely affected.

•	Our pharmacy business is highly competitive and subjects us to regulations in addition to those we face with our core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect our financial performance.

•	If we do not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, our gross margins may decline.

•	Our ability to obtain funds from our subsidiaries is restricted.

•	Downgrades in our debt ratings, should they occur, may adversely affect our business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect our results of operations, financial position, and cash flows.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect our business.

•	Given the current economic climate, our stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

We undertake no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.  There may also be other risks that we are unable to predict at this time.  Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company under the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC.  The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.  The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet web site, http://www.sec.gov, or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available free of charge on or through our Internet web site (http://www.humana.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file these materials with the SEC.  In addition, you may request copies of these filings at no cost through our Investor Relations Department at: Humana Inc., 500 West Main Street, Louisville, Kentucky 40202, Attn: Investor Relations; Phone: (502) 580-1000.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus.  This prospectus is a part of the registration statement and does not contain all the information in the registration statement.  Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Form 8-K or otherwise.  You may review a copy of the registration statement and the documents we incorporate by reference at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site as listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with it.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference into this prospectus is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 24, 2012;

•	our Current Report on Form 8-K filed on March 5, 2012; and

•	the description of our common stock in our Registration Statement on Form 8-A filed on March 1, 1999.

You may request a copy of these filings at no cost, by writing or telephoning us as follows:

500 West Main Street
Louisville, Kentucky  40202
(502) 580-1000
Attn:  Investor Relations

You may also obtain a copy of these filings from our Internet web site at www.humana.com.  Please note, however, that the information on our Internet web site, other than the documents listed above, is not intended to be incorporated into this prospectus by reference and should not be considered a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume the information in this prospectus or any supplemental prospectus, or in any document incorporated by reference herein or therein, is accurate as of any date other than the date on the front of those documents.

OUR COMPANY

Headquartered in Louisville, Kentucky, we are a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being. As of December 31, 2011, we had approximately 11.2 million members in our medical benefit plans, as well as approximately 7.3 million members in our specialty products. During 2011, 76% of our premiums and services revenue were derived from contracts with the federal government, including 16% related to our Medicare Advantage contracts in Florida with the Centers for Medicare and Medicaid Services, or CMS, and 10% related to our military services contracts. Under our Medicare Advantage CMS contracts in Florida, we provide health insurance coverage to approximately 381,300 members as of December 31, 2011.

We currently manage our business with three reportable segments: Retail, Employer Group, and Health and Well-Being Services. In addition, we include businesses that are not individually reportable because they do not meet the quantitative thresholds required by generally accepted accounting principles in an Other Businesses category. These segments are based on a combination of the type of health plan customer and adjacent businesses centered on well-being solutions for our health plans and other customers, as described below. These segment groupings are consistent with information used by our Chief Executive Officer to assess performance and allocate resources.

The Retail segment consists of Medicare and commercial fully-insured medical and specialty health insurance benefits, including dental, vision, and other supplemental health and financial protection products, marketed directly to individuals. The Employer Group segment consists of Medicare and commercial fully-insured medical and specialty health insurance benefits, including dental, vision, and other supplemental health and financial protection products, as well as administrative services only products marketed to employer groups. The Health and Well-Being Services segment includes services offered to our health plan members as well as to third parties that promote health and wellness, including primary care, pharmacy, integrated wellness, and home care services. The Other Businesses category consists of our Military services, primarily our TRICARE South Region contract, Medicaid, and closed-block long-term care businesses as well as our contract with CMS to administer the Limited Income Newly Eligible Transition program, or the LI-NET program.

The results of each segment are measured by income before income taxes. Transactions between reportable segments consist of sales of services rendered by our Health and Well-Being Services segment, primarily pharmacy and behavioral health services, to our Retail and Employer Group customers. Intersegment sales and expenses are recorded at fair value and eliminated in consolidation. Members served by our segments often utilize the same provider networks, enabling us in some instances to obtain more favorable contract terms with providers. Our segments also share indirect costs and assets. As a result, the profitability of each segment is interdependent. We allocate most operating expenses to our segments. Assets and certain corporate income and expenses are not allocated to the segments, including the portion of investment income not supporting segment operations, interest expense on corporate debt, and certain other corporate expenses. These items are managed at the corporate level. These corporate amounts are reported separately from our reportable segments and included with intersegment eliminations.

USE OF PROCEEDS

Unless indicated otherwise in any applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including repayment or refinancing of borrowings, working capital, capital expenditures, investments, acquisitions and the repurchase of our outstanding securities.  Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF THE SECURITIES WE MAY ISSUE

Overview

This prospectus describes the securities we may issue from time to time.  The remainder of this section provides some background information about the manner in which the securities may be held.  The four sections following this section of the prospectus describe the terms of the basic categories of securities that we may issue pursuant to this prospectus:

•	our debt securities, which may be senior or subordinated;

•	our preferred stock and depositary shares representing fractional shares of our preferred stock;

•	our common stock; and

•	warrants to purchase our debt securities, preferred stock, depositary shares and common stock.

When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities.  When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.

Prospectus Supplements

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we may provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add to or change information contained in this prospectus.  If so, the prospectus supplement should be read as superseding this prospectus.  You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

Any applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer, as well as the other specific terms related to that offering.  For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part, including any future filings we will make with the SEC that are incorporated by reference into the registration statement by filing a Form 8-K or otherwise.

Legal Ownership of Securities

Holders of Securities

Book-Entry Holders.  We will issue debt securities under this prospectus in book-entry form only, unless we specify otherwise in the applicable prospectus supplement.  We may, but are not obligated to, issue shares of common stock, shares of preferred stock and securities warrants under this prospectus in book-entry form.  If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system.  These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

We will only recognize the person in whose name a security is registered as the holder of that security.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and all payments on the securities will be made to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers, who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers.  They are not obligated to do so under the terms of the securities.

As a result, investors of securities in book-entry form will not own these securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.  For more information about securities issued in global form, see “—Global Securities” below.

Street Name Holders.  Alternatively, we may initially issue securities under this prospectus in non-global form.  We may also terminate a global security at any time after it is issued.  In these cases, investors may choose to hold their securities in their own names or in “street name.”  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses.  In that event, the investor would hold only a beneficial interest in those securities through an account that the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders.  We, and any third parties employed by us or acting on your behalf, including trustees, depositories and transfer agents, generally are obligated only to the legal holders of the securities.  In a number of respects, we do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so.  Similarly, if we want to obtain the approval of the holders to amend an indenture, to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for any other purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities.  Whether and how the legal holders contact the indirect holders is determined by the legal holders.

Special Considerations for Indirect Holders.  If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders' consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

What is a Global Security?  A global security represents one or any other number of individual securities.  Generally, all securities represented by the same global securities will have the same terms.  We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times.  We call this kind of global security a master global security.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee.  The financial institution that is selected for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.  Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the applicable prospectus supplement.  We describe those situations under “—Special Situations When a Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities.  As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in the name of the investor, and cannot obtain physical certificates for the investor’s interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to the investor’s own broker, bank or other financial institution for payments on the securities and protection of the investor’s legal rights relating to the securities, as we describe under “—Legal Ownership of Securities—Holders of Securities” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security.  Neither we nor any third parties employed by us or acting on your behalf, including trustees and transfer agents, have any responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security.  Neither we, the trustee, the transfer agent nor any other third parties supervise the depositary in any way;

•
DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker, bank or other financial institution may require you to do so as well; and

•
brokers, banks and other financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated.  In some situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented.  After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor.  Investors must consult their own brokers, banks or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names so that they will be holders.  We have described the rights of holders and street name investors above under “—Legal Ownership of Securities—Holders of Securities” above.

The special situations for termination of a global security are as follows:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within a specified time period; or

•	if we elect to terminate that global security.

A prospectus supplement may also list additional situations for terminating a global security that would apply to that particular series of securities covered by that prospectus supplement.  If a global security is terminated, the depositary has the sole responsibility for determining the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

DESCRIPTION OF THE DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture, in each case as supplemented, if applicable. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be The Bank of New York Mellon Trust Company, N.A., which is the successor to The Bank of New York. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under each indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of our parent company, Humana Inc., and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of each series of notes, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•
whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•
the place or places where the payment of principal, any premium and interest will be made, if other than or in addition to the Borough of Manhattan, The City of New York, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•
if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•
the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	if a person other than The Bank of New York Mellon Trust Company, N.A. is to act as trustee for the debt securities, the name and location of the corporate trust office of that trustee;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•
if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if other than as set forth in the indenture, provisions for the satisfaction and discharge of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•
whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•
if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including our subsidiaries;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at premium, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

DESCRIPTION OF THE PREFERRED STOCK AND THE DEPOSITARY SHARES REPRESENTING FRACTIONAL SHARES OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock we may offer by this prospectus.  The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

This section is only a summary of the preferred stock that we may offer.  We urge you to read carefully our certificate of incorporation and the certificate of designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

Our board of directors may, without further action of the stockholders, determine the following for each series of preferred stock, and any applicable prospectus supplement will describe:

•	the distinctive serial designation and the number of shares;

•
the dividend rate or rates, whether dividends will be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

•	any voting powers of the shares;

•	whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

•
the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•
whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•
whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

•
any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as will not be inconsistent with the provisions of our certificate of incorporation.

The preferred stock, when issued, will be fully paid and non-assessable.  Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future.  The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

We may elect to offer depositary shares represented by depositary receipts.  If we so elect, each depositary share will represent a fractional interest in a share of preferred stock with the amount of the fractional interest to be specified in the applicable prospectus supplement.  If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.  The applicable prospectus supplement will set forth the name and address of the depositary.  Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share.  Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.  While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form.  The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form.  Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE COMMON STOCK

We are authorized to issue up to 300,000,000 shares of common stock, par value $.16 2/3 per share.  As of February 27, 2012, 163,912,075 shares of common stock were issued and outstanding and held of record by approximately 4,100 stockholders.  There were outstanding options to purchase 3,150,325 shares of our common stock as of February 27, 2012.  In addition, there were up to 17,463,153 shares of our common stock available for issuance under our stock incentive plan for directors, officers, employees and consultants as of that date.  The following description of our common stock and provisions of our certificate of incorporation and bylaws are only summaries.  For a complete statement of the terms and rights of our common stock, you should review the description of our common stock in the Form 8-A, which we have incorporated by reference, our certificate of incorporation and bylaws, which we have filed as exhibits to the registration statement of which this prospectus is a part, and Delaware corporate law.

The holders of our common stock are entitled to receive dividends out of our legally available assets or funds in cash, stock of any corporation or our property, as and when declared by our board of directors, subject to any dividend preferences that may be attributable to preferred stock.  In the event of the liquidation or dissolution of our business, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock.  Each share of our common stock is entitled to one vote with respect to matters brought before the stockholders, except for the election of any directors who may be elected by vote of any outstanding shares of preferred stock voting as a class.  There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock.

In April 2011, our Board of Directors approved the initiation of a quarterly cash dividend policy. Declaration and payment of future dividends is at the discretion of our Board of Directors, and may be adjusted as business or market conditions change.

Pursuant to this policy, our Board of Directors declared the following dividends:

Declaration Date	Dividend per Share	Record Date	Payment Date
February 24, 2012	$0.25	March 30, 2012	April 27, 2012
October 20, 2011	$0.25	December 30, 2011	January 31, 2012
August 17, 2011	$0.25	September 30, 2011	October 28, 2011
April 21, 2011	$0.25	June 30, 2011	July 28, 2011

The rights and privileges of our common stock will be subordinate to the rights and preferences of any of our preferred stock that we may issue in the future.

Our common stock is traded on the New York Stock Exchange under the symbol “HUM.”

DESCRIPTION OF THE SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants that we may offer by this prospectus.  The applicable prospectus supplement will describe the specific terms of the securities warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue securities warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock.  Securities warrants may be issued alone or together with senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from those securities.  Each series of securities warrants will be issued under a warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial holders of securities warrants.

If securities warrants for the purchase of senior debt securities or subordinated debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the senior debt securities or subordinated debt securities that can be purchased upon exercise;

•
the designation and terms of any series of senior debt securities or subordinated debt securities with which the securities warrants are being offered and the number of securities warrants offered with each senior debt security or subordinated debt security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the series of senior debt securities or subordinated debt securities;

•
the principal amount of the series of senior debt securities or subordinated debt securities that can be purchased upon exercise and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires; and

•	any other terms of the securities warrants.

If securities warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the securities warrants are exercisable as described under “Description Of The Preferred Stock And The Depositary Shares Representing Fractional Shares Of Preferred Stock.”

PLAN OF DISTRIBUTION

General

We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities may include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the purchase price of the securities;
•	the net proceeds to us from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriting Compensation

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

We may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions).  All such expenses are estimated.

SEC registration fee .	$(1)
Printing and engraving expenses .	$(2)
Legal fees and expenses .	$(2)
Accounting fees and expenses .	$(2)
Trustee's fees and expenses	$(2)
Blue sky fees and expenses .	$(2)
Rating agency fees	$(2)
Miscellaneous .	$(2)
Total .	$(2)
(1) Deferred in reliance on Rules 456(b) and 457(r).

(2) The amount of these expenses are not presently known.

Item 15.  Indemnification of Officers and Directors

The Registrant's Restated Certificate of Incorporation and bylaws, as amended, include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the “Delaware Law”) and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary.

Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.  The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers.  These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase or redemption.

The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act of 1933, as amended or otherwise.

Any underwriting agreements that we may enter into will likely provide for the indemnification of the Registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits

See Exhibit Index immediately following the signature page hereof, which is incorporated herein by reference.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

 (a)           (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, County of Jefferson, Commonwealth of Kentucky, on March 9, 2012.

HUMANA INC.
(Registrant)

By:  /s/ James H. Bloem
James H. Bloem
Senior Vice President, Chief Financial Officer and Treasurer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael B. McCallister and James H. Bloem his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and any and all additional registration statements filed under Securities and Exchange Commission Rule 462(b), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael B. McCallister	Chairman and Chief Executive Officer	March 9, 2012
Michael B. McCallister	(Principal Executive Officer)

/s/ James H. Bloem	Senior Vice President, Chief Financial Officer and Treasurer	March 9, 2012
James H. Bloem	(Principal Financial Officer)

/s/ Steven E. McCulley	Vice President and Controller	March 9, 2012
Steven E. McCulley	(Principal Accounting Officer)

/s/ Frank A. D’Amelio	Director	March 9, 2012
Frank A. D'Amelio

/s/ W. Roy Dunbar	Director	March 9, 2012
W. Roy Dunbar

/s/ Kurt J. Hilzinger	Lead Director	March 9, 2012
Kurt J. Hilzinger

/s/ David A. Jones, Jr.	Director	March 9, 2012
David A. Jones, Jr.

/s/ William J. McDonald	Director	March 9, 2012
William J. McDonald

/s/ William E. Mitchell	Director	March 9, 2012
William E. Mitchell

/s/ David B. Nash, M.D.	Director	March 9, 2012
David B. Nash, M.D.

/s/ James J. O’Brien	Director	March 9, 2012
James J. O’Brien

/s/ Marissa T. Peterson	Director	March 9, 2012
Marissa T. Peterson

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement
3.1
Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 9, 1989, as restated to incorporate the amendment of January 9, 1992 and the correction of March 23, 1992 (incorporated herein by reference to Exhibit 4(i) to the Company's Post-Effective Amendment to the Registration Statement on Form S-8 (Reg. No. 33-49305) filed February 2, 1994)

3.2	Bylaws, as amended on January 4, 2007 (incorporated by reference to Exhibit 3(b) to the Company's Current Report on Form 8-K filed January 10, 2007)
4.1
Indenture, dated August 5, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York) as trustee, relating to the senior debt securities (incorporated herein by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)

4.2
First Supplement Indenture, dated as of August 5, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York), as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)

4.3
Second Supplemental Indenture, dated as of May 31, 2006, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 31, 2006)

4.4
Third Supplemental Indenture, dated as of June 5, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 5, 2008)

4.5
Fourth Supplemental Indenture, dated as of June 5, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 5, 2008)

4.6
Indenture, dated March 30, 2006, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, relating to the subordinated debt securities (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Reg. No. 333-132878) filed March 31, 2006)

4.7**	Form of Senior Debt Security
4.8**	Form of Subordinated Debt Security
4.9**	Form of Certificate of Designation
4.10**	Form of Common Stock Warrant Agreement
4.11**	Form of Common Stock Warrant Certificate
4.12**	Form of Preferred Stock Warrant Agreement
4.13**	Form of Preferred Stock Warrant Certificate
4.14**	Form of Debt Securities Warrant Agreement
4.15**	Form of Debt Securities Warrant Certificate
4.16**	Form of Depositary Agreement
4.17**	Form of Depositary Receipt
5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
12.1	Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to the Company’s Form 10-K for the year ended December 31, 2011 (No. 001-05975))
12.2**	Computation of ratio of combined fixed charges and preference dividends to earnings
23.1*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (See Exhibit 5.1.)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1*	Powers of Attorney (included on the signature page herein)
25.1*	Statement of Eligibility of Trustee on Form T-1 for the senior indenture
25.2*	Statement of Eligibility of Trustee on Form T-1 for the subordinated indenture
*	Filed herewith

**	To be filed by an amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.